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                              AMENDMENT NO. 1 TO
                   VARIABLE FUNDING NOTE PURCHASE AGREEMENT
                        (World Omni Master Owner Trust)


          AMENDMENT NO. 1 (this "Amendment"), dated as of February 5, 2001, to
                                 ---------
the VARIABLE FUNDING NOTE PURCHASE AGREEMENT, dated as of December 22, 2000, by and among WORLD OMNI FINANCIAL CORP., a Florida corporation, as servicer (in such capacity, the "Servicer"), WORLD OMNI MASTER OWNER TRUST, a Delaware
                    --------
business trust, as issuer (in such capacity, the "Issuer"), PARK AVENUE
                                                  ------
RECEIVABLES CORPORATION, a Delaware corporation ("PARCO"), THE CHASE MANHATTAN
                                                  -----
BANK, a New York state banking corporation ("Chase"), as funding agent for the
                                             -----
benefit of PARCO and the APA Banks (in such capacity, the "Funding Agent") and
                                                           -------------
as an APA Bank, and others.


                             W I T N E S S E T H :
                             --------------------


          WHEREAS, PARCO, the Funding Agent, Chase, as an APA Bank, the Issuer and the Servicer have entered into a Variable Funding Note Purchase Agreement dated as of December 22, 2000 (as further amended, supplemented or otherwise modified and in effect from time to time, the "Agreement");
                                               ---------

          WHEREAS, the parties hereto wish to amend the Agreement as hereinafter provided.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          SECTION 1.  Defined Terms.  Unless otherwise defined herein, the terms
                      -------------
used herein shall have the meanings assigned to such terms in, or incorporated by reference into, the Agreement. For all purposes of this Amendment, "Effective Date" shall mean February 5, 2001.
 --------------

          SECTION 2.  Amendments to Agreement.  The Agreement is hereby amended
                      -----------------------
as follows:
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          (a)  Effective on the Effective Date, clause (ii) of the definition of
"Termination Event" shall be deleted in its entirety and shall be replaced by the following words:

     "(ii) February 9, 2001, unless each of Moody's and S&P shall have provided written confirmation to the Funding Agent that the ratings assigned by each of them to PARCO's commercial paper shall not be reduced or withdrawn".

          SECTION 3.  Execution in Counterparts.  This Amendment may be executed
                      -------------------------
in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

          SECTION 4.  Consents; Binding Effect.  The execution and delivery by
                      ------------------------
the parties hereto of this Amendment shall constitute the written consent of each of them to this Amendment. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

          SECTION 5.  Governing Law.  This Amendment shall be governed by, and
                      -------------
construed in accordance with, the laws of the State of New York.

          SECTION 6.  Severability of Provisions.  Any provision of this
                      --------------------------
Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          SECTION 7.  Captions.  The captions in this Amendment are for
                      --------
convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 8.  Agreement to Remain in Full Force and Effect.  Except as
                      --------------------------------------------
amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects. This Amendment shall be deemed to be an amendment to the Agreement. All references in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and all references to the Agreement in any other agreement or document shall hereafter be deemed to refer to the Agreement as amended hereby.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to the Variable Funding Note Purchase Agreement to be executed as of the date and year first above written.


                              PARK AVENUE RECEIVABLES
                                CORPORATION


                              By:___________________________________________
                                 Name:
                                 Title:


                              WORLD OMNI FINANCIAL CORP.,
                                as Servicer


                              By:___________________________________________
                                 Name:
                                 Title:

                              WORLD OMNI MASTER OWNER TRUST,
                                as Issuer

                              By: Chase Manhattan Bank USA, National
                              Association, not in its individual capacity,
                              but solely as Owner Trustee

                              By:___________________________________________
                                 Name
                                 Title:

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                              THE CHASE MANHATTAN BANK, as
                                Funding Agent


                              By:___________________________________________
                                 Name:
                                 Title:


                              THE CHASE MANHATTAN BANK, as
                                as APA Bank


                              By:___________________________________________
                                 Name:
                                 Title:

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